EXHIBIT 19


TO OUR STOCKHOLDERS:

Net earnings were $4,270,000 for the first quarter of 2000, compared with $3,605,000 in the first quarter of 1999. Earnings per share were $0.49, compared with $0.41 in the first quarter of 1999. Nonperforming assets were $14.6 million or 1.73 percent of total loans at March 31, 2000 compared with $16.3 million or
1.94 percent of total loans at December 31, 1999.

The Company's reserve for loan losses at quarter-end was $14,183,000 or 1.68 percent of loans outstanding compared to $13,883,000 and 1.66 percent at December 31, 1999.

First quarter net interest income was $12,779,000 compared with $11,717,000 in the first quarter of 1999. The net interest margin was 4.90 percent for the first quarter compared with 4.98 percent in the first quarter of 1999. Noninterest income for the first quarter was $2,477,000 compared with $2,413,000 in the same period of 1999. Noninterest expense for the first quarter was $7,664,000 compared with $7,304,000 in the first quarter of 1999.

At the Annual Stockholders' meeting held on April 19, 2000, Terry L. Andreas, Sharon N. Bredeson, and James B. Goetz, Sr. were reelected to the Board of Directors. Also at the meeting, the Chairman recognized three retiring Directors for their years of service and contributions to the Company. Marvin Borman, Kenneth H. Dahlberg, and Thomas E. Holloran had a combined 47 years of service on your Board, and we thank them for their valuable counsel. The Directors declared a twelve cent per share cash dividend to stockholders of record May 4, 2000, payable June 1, 2000.


David C. Malmberg                       David L. Andreas
Chairman of the Board                   President and
                                        Chief Executive Officer

FINANCIAL HIGHLIGHTS
(in thousands except per share)

                                      FIRST QUARTER ENDED
                                           MARCH 31,
                                  ------------------------------      PERCENT
                                        2000            1999           CHANGE
                                  --------------   -------------    ------------
EARNINGS:
        Net interest income             $12,779         $11,717              9%
        Net earnings                      4,270           3,605             18%

BASIC EARNINGS PER SHARE:
         Net earnings                     $0.49           $0.41

                                     MARCH 31,     DECEMBER 31,
                                       2000            1998
                                   -------------   ------------
BALANCE SHEET ITEMS:
        Total assets                 $1,124,074      $1,140,180            (1)%
        Loans                           844,352         838,585              1%
        Deposits                        638,627         614,308              4%
        Stockholders' equity            151,770         151,949
        Book value per share              17.79           17.39

NATIONAL CITY BANCORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                                    March 31,        December 31,
                                                                      1999               1999
                                                                  ------------       ------------
ASSETS
      Cash & due from banks                                       $     42,752       $     36,997
      Federal funds sold and resale agreements                           4,245             55,655
      Available-for-sale securities:
          U.S. Treasury                                                  4,955              4,958
          U.S. Government agencies                                      40,448             21,637
          Mortgage-backed                                               92,038             95,921
          Municipal                                                     19,315              9,189
          Other securities                                               4,607              3,635
                                                                  ------------       ------------
              Total available-for-sale securities                      161,363            135,340
                                                                  ------------       ------------
      Held-to-maturity securities:
          Mortgage-backed                                               44,668             46,572
                                                                  ------------       ------------
              Total held-to-maturity securities                         44,668             46,572
              (approximate market value: 2000 - 43,052; 1999 -
              $45,297)
      Loans                                                            844,352            838,585
        Less allowance for loan losses                                 (14,183)           (13,883)
                                                                  ------------       ------------
              Net Loans                                                830,169            824,702
      Premises & equipment                                               8,344              8,921
      Accrued interest receivable                                        7,940              7,600
      Customer acceptance liability                                      1,485              1,424
      Other assets                                                      23,108             22,969
                                                                  ------------       ------------
      Total assets                                                $  1,124,074       $  1,140,180
                                                                  ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
      Deposits:
          Noninterest bearing                                     $    153,920       $    166,039
          Interest bearing                                             484,707            448,269
                                                                  ------------       ------------
              Total deposits                                           638,627            614,308
      Federal funds purchased and repurchase agreements                 62,605             89,950
      Commercial paper                                                  31,332             38,777
      Other short-term borrowed funds                                   40,382             45,053
      Acceptances outstanding                                            1,485              1,424
      Other liabilities                                                 11,873             22,719
      Long-term debt                                                   186,000            176,000
                                                                  ------------       ------------
              Total liabilities                                        972,304            988,231
      Stockholders' equity:
          Common stock, par value $1.25
              Authorized shares: 40,000,000
              Issued shares: 2000 - 8,861,944; 1999 - 8,861,944         11,077             11,077
          Additional paid-in capital                                   121,982            121,982
          Unrealized gains net of tax effect                            (2,115)            (1,883)
          Retained earnings                                             26,958             23,735
                                                                  ------------       ------------
               Subtotal                                                157,902            154,911
           Less common stock in treasury at cost:
                2000 - 329,456 shares; 1999 - 125,222 shares            (6,132)            (2,962)
                                                                  ------------       ------------
                  Total stockholders' equity                           151,770            151,949
                                                                  ------------       ------------
                  Total liabilities and stockholders' equity      $  1,124,074       $  1,140,180
                                                                  ============       ============

NATIONAL CITY BANCORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands except per share)

                                                                      Three months ended
                                                                           March 31,
                                                                     2000              1999
INTEREST INCOME
    Interest and fees on loans                                   $     21,053      $     17,700
    Interest on federal funds sold & resale agreements                    142               137
    Interest and dividends on securities                                3,029             2,694
                                                                 ------------      ------------
        Total interest income                                          24,224            20,531

INTEREST EXPENSE
    Interest on deposits                                                5,678             3,684
    Interest on short-term borrowed funds                               2,443             2,557
    Interest on long-term debt                                          3,324             2,573
                                                                 ------------      ------------
        Total interest expense                                         11,445             8,814
                                                                 ------------      ------------
        Net interest income                                            12,779            11,717
    Provision for loan losses                                             520               862
                                                                 ------------      ------------
        Net interest income after provision for loan losses            12,259            10,855

NONINTEREST INCOME
    Service charges on deposit accounts                                   643               594
    Fees for other customer services                                      493               414
    Trust fees                                                          1,134             1,238
    Other                                                                 207               167
                                                                 ------------      ------------
        Total noninterest income                                        2,477             2,413

NONINTEREST EXPENSES
    Salaries and employee benefits                                      4,304             4,197
    Net occupancy expense                                                 864               826
    Equipment rentals, depreciation & maintenance                         905               876
    Other                                                               1,591             1,405
                                                                 ------------      ------------

        Total noninterest expense                                       7,664             7,304

Earnings before taxes                                                   7,072             5,964
Applicable income taxes                                                 2,802             2,359
                                                                 ------------------------------
        Net Earnings                                             $      4,270      $      3,605
                                                                 ==============================


Basic earnings per common share                                  $       0.49      $       0.41

Average common and common equivalent shares outstanding             8,681,168         8,795,927

DIRECTORS OF NATIONAL CITY BANCORPORATION
David C. Malmberg
CHAIRMAN OF THE BOARD
National City Bancorporation

Wendell R. Anderson*
OF COUNSEL
Larkin, Hoffman, Daly and Lindgren Ltd.

David L. Andreas
PRESIDENT AND CHIEF EXECUTIVE OFFICER
National City Bancorporation
PRESIDENT AND CHIEF EXECUTIVE OFFICER
National City Bank of Minneapolis

Terry L. Andreas
CHAIRMAN OF THE BOARD
School for Field Studies
Beverly, Massachusetts

Michael J. Boris*
PRIVATE INVESTOR AND CONSULTANT

Sharon Bredeson
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Staff-Plus, Inc.

John H. Daniels, Jr.*
PARTNER
Willeke and Daniels

James B. Goetz, Sr.
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Goetz Companies

Esperanza Guerrero-Anderson*
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Milestone Growth Fund, Inc

C. Bernard Jacobs
RETIRED PRESIDENT AND CHIEF EXECUTIVE OFFICER
National City Bancorporation
RETIRED CHAIRMAN OF THE BOARD
National City Bank

Walter E. Meadley, Jr.
RETIRED VICE CHAIRMAN OF THE BOARD
National City Bank

Robert L. Olson
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Diversified Business Credit, Inc

Roger H. Scherer*
CHAIRMAN OF THE BOARD
Scherer Bros. Lumber Company


* Members of the Audit Committee




OFFICERS OF NATIONAL CITY BANCORPORATION
David L. Andreas
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Thomas J. Freed
SECRETARY AND CHIEF FINANCIAL OFFICER



PRINCIPAL OFFICERS OF SUBSIDIARIES

DIVERSIFIED BUSINESS CREDIT, INC
Robert L. Olson
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Janet L. Pomeroy
SENIOR VICE PRESIDENT



NATIONAL CITY BANK OF MINNEAPOLIS

David L. Andreas
PRESIDENT AND CHIEF EXECUTIVE OFFICER

William J. Klein
EXECUTIVE VICE PRESIDENT CLIENT SERVICES

Thomas J. Freed
SENIOR VICE PRESIDENT AND CHIEF FINANCIAL
OFFICER

Donald W. Kjonaas
SENIOR VICE PRESIDENT OPERATIONS